SECURITIES AND EXCHANGE COMMISSION

                  WASHINGTON, D.C. 20549

                        FORM 8-K

                      CURRENT REPORT


Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report(Date of earliest event reported): November 30,1994


                      LSI LOGIC CORPORATION
     (Exact name of registrant as specified in its charter)


Delaware              0-11674              94-2712976
(State or other      (Commission          (IRS Employee
jurisdiction of      File Number)         Identification No.)
incorporation)



         1551 McCarthy Blvd., Milpitas, California 95035
            (Address of principal executive offices)

Registrant's telephone number, including area code (408) 433-8000




                        Not Applicable
  (Former name or former address, if changed since last report)


















Item 5.   Other Events

     On November 29, 1994, LSI Logic Corporation (the "Registrant") gave public notice of its intention to acquire for cash the approximately 11,000,000 shares of LSI Logic Corporation of Canada, Inc. which it does not already own. Attached as
Exhibit 99.3 to this Current Report on Form 8-K is the text of the notice given by the Registrant on November 29, 1994.

Item 7.   Financial Statements and Exhibits

     (c)  Exhibits

          99.3 Text of Press Release dated November 29, 1994






                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 1994      LSI LOGIC CORPORATION

                             /s/ David E. Sanders

                            David E. Sanders, Vice President,
                              General Counsel & Secretary


























                             INDEX TO EXHIBITS

Exhibit

99.3      Text of Press Release dated November 29, 1994.